EXHIBIT 3.1

                                                      Filed in the Office of the
                                                     Secretary of State of Texas
                                                                     May 1, 2000
                                                            Corporations Section
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     SOUTHWEST BANCORPORATION OF TEXAS, INC.

      Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

                                   ARTICLE ONE

      The name of the corporation is Southwest Bancorporation of Texas, Inc.

                                   ARTICLE TWO

      Section 4.1 of Article 4 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                  "Section 4.1. AUTHORIZED SHARES. The aggregate number of all classes of stock which the Corporation has authority to issue is 76,000,000 shares, of which (A) 75,000,000 shares shall be Common Stock having a par value of $1.00 per share, and (B) 1,000,000 shares shall be Preferred Stock with a par value of $.01 per share, which may be divided into and issued in series as set forth in this
            Article 4."

                                  ARTICLE THREE

      The above amendment was adopted by the shareholders of the corporation on April 26, 2000.

                                  ARTICLE FOUR

      At the time of adoption, 28,130,673 shares of common stock and no shares of preferred stock were outstanding, and all of such outstanding shares were entitled to vote on such amendment.

                                  ARTICLE FIVE

      The number of shares voted in favor of such amendment was 23,136,112, and the number of shares voted against such amendment was 561,783.


      Dated the 28th day of April, 2000.

                             SOUTHWEST BANCORPORATION OF TEXAS, INC.


                             By: /s/ R. JOHN MCWHORTER
                                     R. John McWhorter
                                     Senior Vice President and Controller